Exhibit 4(e)


                             FIFTH AMENDMENT TO THE
                     SOUTHERN COMPANY EMPLOYEE SAVINGS PLAN


         WHEREAS, the Employee Savings Plan Committee ("Committee") heretofore adopted the amendment and restatement of The Southern Company Employee Savings Plan ("Plan"), effective as of July 3, 1995, which was amended by the Board of Directors of Southern Company Services, Inc. ("Company") effective as of August 1, 1995 and by the Committee to be effective as provided in the Second, Third and Fourth Amendments; and

         WHEREAS, the Committee desires again to amend the Plan in order to allow rollovers to the Plan, to allow certain employees to waive their rights to withdrawals or loans under the Plan to meet the requirements for income tax exclusion of Elective Employer and Employer Matching Contributions in the United Kingdom, and to make certain other clarifying and design changes; and

         WHEREAS, the Committee is authorized pursuant to Section 15.1 of the Plan to amend the Plan at any time, provided that the amendment does not involve a substantial increase in cost to any Employing Company or is necessary or desirable to comply with the laws and regulations applicable to the Plan;

         NOW, THEREFORE, the Committee hereby amends the Plan as follows:

                                       I.

         Effective as of the date hereof, Section 2.7 shall be amended by deleting such Section in its entirety and substituting a new Section 2.7 as follows:

                  2.7 "Aggregation Group" shall mean either a Required Aggregation Group or a Permissive Aggregation Group.

                                       II.

         Effective as of January 1, 1996, Section 2.34 shall be amended by deleting such Section in its entirety and substituting a new Section 2.34 as follows:

                  2.34 "Enrollment Date" shall mean the first day of each payroll period.





                                      III.

         Effective as of April 1, 1997, Section 2.49 shall be amended by deleting such Section in its entirety and substituting a new Section 2.49 as follows:

                    2.49 "Participant" shall mean (a) an Eligible Employee who has elected to participate in the Plan as provided in Article II and whose participation in the Plan at the time of reference has not been terminated as provided in the Plan, (b) an Employee or former Employee who has ceased to be a Participant under (a) above, but for whom an Account is maintained under the Plan, and (c) an Eligible Employee who has made a Rollover Contribution to this Plan to the extent that the provisions of the Plan apply to such Rollover Contributions of the Eligible Employee.

                                       IV.

         Effective as of the date hereof, a new Section 2.49A shall be added to the Plan as follows:

                  2.49A "Permissive Aggregation Group" shall mean a group of plans consisting of the Required Aggregation Group and, at the election of the Affiliated Employers, such other plan or plans not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Section 401(a)(4) or 410.

                                       V.

         Effective as of the date hereof, a new Section 2.52A shall be added to the Plan as follows:

                  2.52A "Required Aggregation Group" shall mean those plans that are required to be aggregated as determined under this Section 2.52A. In determining a Required Aggregation Group hereunder, each plan of the Affiliated Employers in which a Key Employee is a participant and each other plan of the Affiliated Employers which enables any plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410 will be required to be aggregated.

                                       VI.

         Effective as of April 1, 1997, Article II of the Plan shall be amended by adding a new Section 2.52A as follows:

                  2.52A "Rollover Contributions" shall mean that portion of an eligible rollover distribution (as defined in Code Section 402(c)(4)) that an Eligible Employee elects to contribute to this Plan in accordance with the requirements of Section 4.11.


                                      VII.

         Effective as of April 1, 1997, Article 4 shall be amended by adding a new Section 4.11 as follows:

                  4.11 Rollovers from Other Plans. An Eligible Employee who is hired or rehired on or after April 1, 1997 and has received a distribution of his interest in a retirement plan of a former employer under circumstances meeting the requirements of Section 402(c)(4) of the Code relating to eligible rollover distributions from qualified trusts may elect to deposit all or any portion (as designated by such Employee) of the amount of such distribution as a Rollover Contribution to this Plan. A Rollover Contribution may be made only within 60 days following the date the Employee receives the distribution from the plan of his former employer (or within such additional period as may be provided under Section 408 of the Code if the Eligible Employee shall have made a timely deposit of the distribution in an individual retirement account) and within 12 months of the date of his employment or reemployment with an Employing Company. In addition to the foregoing, an Eligible Employee described in Section 3.5 may elect to make a Rollover Contribution to this Plan without regard to his date of employment, provided that such Rollover Contribution is deposited with this Plan within the period beginning April 1, 1997 and ending June 30, 1997 and which otherwise satisfies the requirements of this Section 4.11.

                  The Committee shall establish rules and procedures to implement this Section 4.11, including without limitation, such procedures as may be appropriate to permit the Committee to verify the tax qualified status of the plan of the former employer and compliance with any applicable provisions of the Code relating to such contributions. The amount contributed to the Trustee pursuant to this
         Section 4.11 shall be placed in the Eligible Employee's Rollover Contribution subaccount for the benefit of the Eligible Employee pursuant to Section 9.1. The Eligible Employee shall have a fully vested interest in the balance of his Rollover Contribution subaccount at all times and such Rollover Contribution subaccount shall share in the earnings, gains, and losses of the Trust Fund as set forth in
         Article IX of the Plan. An Employee shall be entitled to a distribution of his Rollover Contribution subaccount pursuant to the applicable provisions of Articles XI and XII hereof.

                                      VIII.

         Effective as of April 1, 1997, Article IX shall be amended by deleting
Section 9.1(a) in its entirety and adding a new Section 9.1(a) thereto as follows:

         9.1        Establishment of Account.

                    (a) An Account shall be established for each Participant. In addition, subaccounts shall be established for each Participant to reflect all Elective Employer Contributions, Voluntary Participant Contributions, Employer Matching Contributions, Rollover Contributions, and rollover contributions from the SEPCO Plan (and the earnings and/or losses on each subaccount). Each Participant will be furnished a statement of his Account at least annually and upon any distribution.

                                       IX.

         Effective as of April 1, 1997, Section 11.1 of the Plan shall be amended by deleting such section in its entirety and substituting a new Section
11.1 as follows:

         11.1     Withdrawals by Participants.

                  (a) Subject to the provisions of Article XII, this Section 11.1, and Sections 11.2 through 11.6, a Participant may make withdrawals from his Account effective as of any Valuation Date in the order of priority listed below:

                           (1) All or a portion of the value of his Account
                  attributable to Voluntary Participant Contributions (not including any earnings or appreciation thereon) made prior to January 1, 1987;

                           (2) All amounts described above, plus all or a
                  portion of the value of his Account attributable to Voluntary Participant Contributions, plus a ratable portion of the earnings and/or appreciation on Voluntary Participant Contributions;

                           (3) All amounts described above, plus all or a
                  portion of the value of his Account attributable to Rollover Contributions (including earnings and appreciation thereon);

                           (4) All amounts described above, plus up to fifty
                  percent (50%) of the value of his Account attributable to Employer Matching Contributions (including earnings and appreciation thereon) allocated to his Account; provided, however, that said Participant shall have participated in the Plan for not less than sixty (60) months at the time of the withdrawal;

                           (5)(A) For Participants who have not attained age 59
                  1/2 or separated from service with the Affiliated Employers (within the meaning of Code Section 401(k)(2)(B)(i)(I)), all amounts described above, plus all or a portion of the value of his Account attributable to Elective Employer Contributions (not including any earnings or appreciation thereon for Plan Years beginning after December 31, 1988); and





                           (B) For Participants who have attained age 59 1/2 or
                  separated from service with the Affiliated Employers (within the meaning of Code Section 401(k)(2)(B)(i)(I)), all amounts described above, plus all or a portion of the value of his Account attributable to any earnings or appreciation on Elective Employer Contributions.

                  (b) Notwithstanding the foregoing, withdrawals from a Participant's SEPCO Transferred Account shall be made subject to the provisions of Article XVIII.

                                       X.

         Effective as of April 1, 1997, Section 11.6(a) of the Plan shall be amended by deleting the reference therein to "Section 11.1(a)(4)(A)" and inserting a reference to "Section 11.1(a)(5)(A)".

                                       XI.

         Effective as of April 1, 1997, Section 11.6(e) of the Plan shall be amended by deleting the reference therein to "Section 11.1(a)(4)(B)" and inserting a reference to "Section 11.1(a)(5)(A)".

                                      XII.

         Effective as of January 1, 1996, Article XI shall be amended by adding a new Section 11.8 as follows:

         11.8    Special Waiver for Participants Employed in the United Kingdom.

                  A Participant shall be entitled to sign a waiver of his right to make withdrawals or loans from his Account under the provisions of this Article XI with respect to the Elective Employer Contributions and Employer Matching Contributions credited to his Account to the extent necessary to ensure that such contributions are not taxable in the United Kingdom. The purpose of such waiver is to meet the requirements of the Department of Inland Treasury of the United Kingdom for excluding such Elective Employer and Employer Matching Contributions from taxable income in the United Kingdom. Such waiver shall be made on a form prescribed by the Committee from time to time in accordance with the requirements of the Department of Inland Treasury of the United Kingdom.

                                      XIII.

         Effective as of January 1, 1996, Section 14.3 shall be amended by deleting the first sentence thereof and inserting a new sentence as follows:



                  Before each annual or special meeting of shareholders of The Southern Company, there shall be sent to each Participant a copy of the proxy soliciting material for the meeting, together with a form requesting instructions to the Trustee on how to vote the shares of Common Stock credited to such Participant's Account as of the record date of the Common Stock.

                                      XIV.

         Except as amended herein by this Fifth Amendment, the Plan shall remain in full force and effect as amended and restated by the Company prior to the adoption of this Fifth Amendment.

         IN WITNESS WHEREOF, Southern Company Services, Inc. through its duly authorized officers has adopted this Fifth Amendment to The Southern Company Employee Savings Plan this ____ day of _________________________, 1997 to be effective as stated herein.

                                     SOUTHERN COMPANY SERVICES, INC.


                                     By:

Its:

ATTEST:


By:
Its:

                             SIXTH AMENDMENT TO THE
                     SOUTHERN COMPANY EMPLOYEE SAVINGS PLAN


         WHEREAS, the Employee Savings Plan Committee ("Committee") heretofore adopted the amendment and restatement of The Southern Company Employee Savings Plan ("Plan"), effective as of July 3, 1995, which was amended by the Board of Directors of Southern Company Services, Inc. ("Company") effective as of August 1, 1995 and by the Committee to be effective as provided in the Second, Third, Fourth and Fifth Amendments; and

         WHEREAS, the Committee desires again to amend the Plan to allow certain Participants to diversify a portion of their Employer Matching Contribution subaccount that is invested in Southern Company stock and to recognize prior service with Commonwealth Edison of Indiana for those transferred employees who become an Employee of an Employing Company;

         WHEREAS, the Committee is authorized pursuant to Section 15.1 of the Plan to amend the Plan at any time, provided that the amendment does not involve a substantial increase in cost to any Employing Company or is necessary or desirable to comply with the laws and regulations applicable to the Plan;

         NOW, THEREFORE, the Committee hereby amends the Plan as follows:

                                       I.

         Effective as of the date hereof, Article III shall be amended by adding a new Section 3.6 as follows:

                  3.6 Former Commonwealth Edison of Indiana Employees. Effective January 1, 1998, notwithstanding any other provision of the Plan to the contrary, with respect to a former employee of Commonwealth Edison of Indiana ("ComEd") who was employed by Southern Energy, Inc. as set forth on a schedule of employees acknowledged by the Committee shall be credited with a Year of Service as of December 31, 1997, and may elect to become a Participant as of any Enrollment Date commencing on or after January 1, 1998.

                                       II.

         Effective as of January 1, 1998, Section 5.2 of the Plan shall be amended by deleting such section in its entirety and substituting a new Section
5.2 as follows:

                  5.2 Investment of Employer Matching Contributions. Employer Matching Contributions shall be invested entirely in the Company Stock Fund, as described in Article VIII, except as follows:

                           (a) Any Participant whose employment with the
                  Affiliated Employers is terminated as a result of his retirement pursuant to the defined benefit pension plan of an Affiliated Employer may elect to invest the amount credited to his Employer Matching Contribution subaccount in any of the Investment Funds under this Plan as provided in Article VIII; and

                           (b) Any Participant may elect at any time on or after
                  the fifth anniversary of the Enrollment Date on which he first became a Participant in this Plan to invest a portion of the amount credited to his Employer Matching Contribution subaccount in any of the Investment Funds under this Plan as provided in Article VIII, except that the amount subject to such election may not exceed fifty percent (50%) of the amount of Common Stock credited to his Employer Matching Contribution subaccount at the time the election is made.

                                      III.

         Effective as of January 1, 1998, Section 8.4 shall be amended by deleting such section in its entirety and substituting a new Section 8.4, as follows:

                    8.4 Transfer of Assets between Funds. A Participant may direct in accordance with the provisions of this Section 8.4 and such procedures established by the Committee that all of his interest in an Investment Fund or Funds attributable to amounts in his Account (other than Employer Matching Contributions required to be invested in the Company Stock Fund under Section 5.2 of the Plan) or any portion of such amount (expressed in number of shares, whole dollar amounts, or one-percent (1%) increments) to the credit of his Account be transferred and invested by the Trustee as of such date in any other Investment Fund as designated by the Participant. Such direction shall be effective as soon as practicable after it is made.

                                       IV.

         Except as amended herein by this Sixth Amendment, the Plan shall remain in full force and effect as amended and restated by the Company prior to the adoption of this Sixth Amendment.

         IN WITNESS WHEREOF, Southern Company Services, Inc. through its duly authorized officers has adopted this Sixth Amendment to The Southern Company Employee Savings Plan this ____ day of _________________________, 1997 to be effective as stated herein.

                                      SOUTHERN COMPANY
                                               SERVICES, INC.



                                      By:_________________________________

                                      Its:__________________________________

ATTEST:


By: _________________________________

Its:__________________________________